HYBRIDON, INC.

                           PLACEMENT AGENCY AGREEMENT



Dated as of January 15, 1998

Pillar Investments Ltd.
28 Avenue de Messine
75008 Paris, France

Dear Sirs:

         Hybridon, Inc., a Delaware corporation (the "COMPANY"), hereby confirms its agreement, on the terms and subject to the conditions set forth herein, to retain Pillar Investments Ltd. (the "PLACEMENT AGENT") to introduce the Company to, and to procure subscriptions from, persons who are "accredited investors" as that term is defined in Regulation D under the Act (as defined below) in offshore transactions in reliance on Regulation S under the Securities Act of 1933, as amended (the "ACT") (such Regulation, "REGULATION S"). The Placement Agent shall exercise its best efforts to procure subscriptions from prospective purchasers (those purchasers introduced to the Company by the Placement Agent, the "PURCHASERS") of a minimum of twenty (20) Units (as defined below) (the "MINIMUM OFFERING") and an aggregate maximum of four hundred (400) Units for the First Offering (as defined below) and one hundred fifty (150) Units for the Second Offering (as defined below) (the "MAXIMUM OFFERING"), with an option in favor of the Placement Agent ("PLACEMENT AGENT'S OPTION") to offer up to an additional one hundred fifty (150) Units for the First Offering and fifty (50) Units for the Second Offering, all at a purchase price of $100,000 per Unit (the "OFFERING").

         The Company and the Placement Agent contemplate that the Offering will be conducted in phases. In phase one ("FIRST OFFERING"), each "UNIT" shall consist of either: (i) either (a) $100,000 principal amount of Notes due 2007 ("NOTES") which are automatically convertible into shares of Series B Preferred Stock of the Company, par value $0.01 per share ("SERIES B PREFERRED") upon the occurrence of the Mandatory Conversion Event, as defined in the Company's Confidential Term Sheet dated as of January 15, 1998 (together with all supplements, amendments and exhibits thereto and documents incorporated therein by reference, all of which constitute an integral part thereof, the "CTS #1"), or, after any Mandatory Conversion Event, (b) 1,000 shares of Series B Preferred, and in either case, certain warrants ("INITIAL OFFERING WARRANTS") to purchase common stock, of the Company, par value $.001 per share, ("COMMON STOCK"); or (ii) a number of shares of Common Stock equal to the quotient of (x) $100,000 divided by (y) the greater of (a) 85% of the Market Price (as defined in the Supplement and Amendment No. 2 to Confidential Term Sheet dated as of April 1, 1998) (the "SUPPLEMENT") and (b) $2.00, plus warrants to purchase up to the number of shares of Common Stock equal to 25% of the number of shares of Common Stock included in a Unit ("ALTERNATIVE EQUITY

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Pillar Investments Ltd.
January 15, 1998
Page 2

WARRANTS"), all as more fully described in the Offering Documents (as defined below). Certain Purchasers who have purchased the Notes may exchange the principal of and accrued interest on the Notes and the Initial Offering Warrants for (a) Common Stock at the Common Stock Offering Price (as defined in the Supplement) and (b) warrants exercisable for such number of shares of Common Stock equal to 30% of the number of shares of Common Stock issued in exchange for the Notes ("EXCHANGE WARRANTS," which, together with the Initial Offering Warrants and Alternative Equity Warrants, shall be referred to herein, as applicable, as the "FIRST OFFERING WARRANTS").

         In the second phase of the Offering ("SECOND OFFERING"), each "UNIT" shall consist of: (i) a number of shares of Common Stock equal to the quotient of (x) $100,000 divided by (y) the greater of (a) 85% of the Market Price (as defined in the Confidential Term Sheet dated as of July 1, 1998) (together with all supplements, amendments and exhibits thereto and documents incorporated therein by reference, all of which constitute an integral part thereof, the "CTS #2") and (b) $2.00, plus warrants to purchase up to the number of shares of Common Stock equal to 25% of (rounded to the nearest whole share) of the number of shares of Common Stock included in a Unit ("SECOND OFFERING WARRANTS" and, together with the First Offering Warrants, the "OFFERING WARRANTS"), all as more fully described in the Offering Documents (as defined below). It is contemplated that the Second Offering will consist of an aggregate maximum of one hundred and fifty (150) units with an option in favor of the Placement Agent to offer up to an additional fifty (50) Units. All subsequent references hereafter (unless otherwise indicated) to "Units" shall refer to both the Units sold pursuant to CTS #1 and Units sold pursuant to CTS # 2.

         The sale to such Purchasers shall be made through a private placement by the Placement Agent (or its designated selected dealers) on a "best efforts" basis pursuant to CTS #1 and CTS #2 (together, "CTS"), Unit Purchase Agreements and related documents in accordance with Regulation S under the Act.

         The CTS and the exhibits attached thereto, including without limitation the revised form of Unit Purchase Agreement attached to the Supplement as Supplemental Exhibit D and the Unit Purchase Agreement attached to CTS #2 as Exhibit F (together, the "UNIT PURCHASE AGREEMENTS"), the Warrant Agreement attached to the Supplement as Supplemental Exhibit C and the Warrant Agreement attached to CTS #2 as Exhibit J (together, the "WARRANT AGREEMENTS"), the Escrow Agreement, as amended, dated as of January 15, 1998 (the "FIRST ESCROW AGREEMENT") and the Escrow Agreement dated as of July 15, 1998 (the "SECOND ESCROW AGREEMENT", and together with the First Escrow Agreement, the "ESCROW AGREEMENTS") among the Company, the Placement Agent, and MeesPiersen (Cayman) Limited (the "ESCROW AGENT"), the Exchange Agreement among the Company and certain Purchasers ("EXCHANGE AGREEMENT"), the Financial Advisory Agreement (as defined in Section 5(j) below), the Placement Warrants (as defined in Section 4(c) below), the Advisory Warrants (as defined in Section 5(j) below ) and this Placement Agency Agreement are collectively referred to herein as the "OFFERING DOCUMENTS."

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Pillar Investments Ltd.
January 15, 1998
Page 3


         The Company, at its sole cost, shall prepare and deliver to the Placement Agent a reasonable number of copies of the Offering Documents in form and substance satisfactory to the Placement Agent.

         Each prospective investor subscribing to purchase Units shall be required to deliver, among other things, a Unit Purchase Agreement which shall include a Confidential Investor Questionnaire. The Company shall make available to each prospective purchaser at a reasonable time prior to the purchase of the Units the opportunity to ask questions of, and to receive answers from, the Company concerning the terms and conditions of the Offering and the opportunity to obtain additional information necessary to verify the accuracy of the Offering Documents delivered in connection with the purchase of the Units to the extent it possesses such information or can acquire it without unreasonable effort or expense. After the prospective investors shall have had an opportunity to review the Offering Documents, and have had the opportunity to address all inquiries to the Company, separate Unit Purchase Agreements shall be completed by each prospective investor. The Placement Agent, in its sole discretion, shall have the right, and the Company, with the consent of the Placement Agent, shall have the right to reject subscriptions in whole or in part. The Company shall evidence its acceptance of a subscription by countersigning a copy of the applicable Unit Purchase Agreement and returning the same to the Placement Agent.

         Capitalized terms used in this Agreement, unless otherwise defined herein or unless the context otherwise indicates, shall have the same meanings provided in the Offering Documents.


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Pillar Investments Ltd.
January 15, 1998
Page 4


         1. Appointment of Placement Agent.

         (a)The Placement Agent is hereby appointed placement agent of the Company (subject to the Placement Agent's right to have Selected Dealers, as defined in Section 1(c) hereof, participate in the Offering) during the Offering Period herein specified for the purposes of assisting the Company in finding qualified subscribers in offshore transactions under Regulation S pursuant to the Offering described in the Offering Documents. The Placement Agent shall not be deemed an agent of the Company for any other purpose. The "OFFERING PERIOD" shall commence on the day the CTS #1 is first made available to the Placement Agent by the Company for delivery in connection with the offering for the sale of the Units (the "COMMENCEMENT DATE"). Upon receipt of the Minimum Offering amount, the Placement Agent may conduct a closing (the "INITIAL CLOSING DATE") and may conduct subsequent closings on an interim basis until the relevant Maximum Offering amount (and any Placement Agent's Option amount) has been reached or the Offering is terminated (the "FINAL CLOSING DATE"). Each such closing may be referred to herein as a "CLOSING". If not terminated earlier pursuant to this Agreement, the Offering Period shall terminate at 11:59 a.m. New York City Time on December 31, 1998, subject to an extension, (written notice of which shall be provided to the Company), at the option of the Placement Agent, for an additional sixty (60) days (the "TERMINATION DATE"), accordingly, the Offering Period shall terminate on the Final Closing Date or the Termination Date, as the case may be. If subscriptions for the Minimum Offering amount of 20 Units are not received prior to the end of the Offering Period, the Offering will be terminated and all funds received from Subscribers will be returned, without interest and without any deduction.

         (b)Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, the Placement Agent hereby accepts such agency and agrees to use its best efforts to assist the Company in finding qualified subscribers pursuant to the Offering described in the Offering Documents. It is understood that the Placement Agent has no commitment to sell the Units. The Placement Agent's agency hereunder is not terminable by the Company prior to the Termination Date except as set forth in Section 8(g).

         (c)The Placement Agent may engage other persons, selected by it in its sole discretion, who are members of the National Association of Securities Dealers, Inc. ("NASD"), or who are located outside the United States and that have executed a Selected Dealers Agreement (each such person being hereinafter referred to as a "SELECTED DEALER") and the Placement Agent may allow such persons such part of the compensation and payment of expenses payable to the Placement Agent hereunder as the Placement Agent shall determine; provided, however, that any such compensation shall be received pursuant to Section 4(c) hereof. Notwithstanding the above, the Placement Agent may not engage any Selected Dealer unless such Selected Dealer makes representations, warranties and covenants substantially the same as those contained in Section 3 hereof. The Placement Agent shall use its reasonable efforts to conduct the Offering and ensure that its designees and any Selected Dealers designated by the Placement Agent conduct the


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Pillar Investments Ltd.
January 15, 1998
Page 5


Offering in compliance with applicable United States securities laws, so as to preserve the exemption provided under Regulation S under the Act and any applicable rules or regulations promulgated thereunder, and any securities laws of other relevant jurisdictions.

         (d)Subscriptions for Units shall be evidenced by the execution by qualified subscribers of a Unit Purchase Agreement. No Unit Purchase Agreement shall be effective unless and until it is accepted by the Company. Until a closing is held, all subscription funds received shall be held in escrow as described in the Escrow Agreement. The Placement Agent shall not have any independent obligation to verify the accuracy or completeness of any information contained in any Unit Purchase Agreement or the authenticity, sufficiency, or validity of any check delivered by any prospective investor in payment for Units, nor shall the Placement Agent incur any liability with respect to any such check.

2.Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent and each Selected Dealer, if any, as follows, except as set forth on the Schedule of Exceptions attached hereto:

         (a)Securities Law Compliance. The Offering Documents, as of their respective dates do, and as of the date of the CTS and,. with respect to the First Offering, as of the final closing date under the First Offering ("FIRST FINAL CLOSING DATE"), and with respect to the Second Offering, as of each Closing, shall describe the material aspects of an investment in the Company and conform in all respects with the requirements of Regulation S and with the requirements of all other published rules and regulations of the Securities and Exchange Commission (the "COMMISSION") currently in effect relating to offerings to persons in offshore transactions in reliance on Regulation S. Neither the Units nor the securities underlying the Units have been registered under the Act and have not been offered or sold by the Company or authorized to be sold by the Company within the "United States" or to "U.S. Persons" (as such terms are defined in Regulation S), except in compliance with registration requirements of the Act or pursuant to an exemption therefrom. The Offering Documents shall not, as of the date of the CTS and, with respect to the First Offering, as of the First Final Closing Date, and with respect to the Second Offering, as of each Closing, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to information relating to the Placement Agent which is provided in writing by the Placement Agent to the Company specifically for inclusion in the Offering Documents. If at any time prior to the completion of the Offering or other termination of this Agreement any event shall occur as a result of which it becomes necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify the Placement Agent and will supply the Placement Agent (or the prospective Purchasers designated by the Placement Agent) with amendments or supplements correcting such statement or omission. The


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Pillar Investments Ltd.
January 15, 1998
Page 6


Company shall also provide the Placement Agent for delivery to all offerees and Purchasers and their representatives, if any, any information, documents and instruments which the Placement Agent and the Company's counsel reasonably deem necessary to comply with applicable state and federal law.

The Company acknowledges that the Placement Agent (i) has not supplied any information for inclusion in the Offering Documents other than information relating to the Placement Agent furnished in writing to the Company by the Placement Agent specifically for inclusion in the Offering Documents; (ii) has no obligation independently to verify any of the information in the Offering Documents; and (iii) has no responsibility for the accuracy or completeness of the Offering Documents, except for the information, relating to the Placement Agent, furnished in writing by the Placement Agent to the Company specifically for inclusion in the Offering Documents.

         (b)Organization, Good Standing and Qualification. With respect to the First Offering, as of the Final Closing Date, and with respect to the Second Offering, as of each Closing, the Company will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and will have the corporate power and authority to conduct its business as described in the CTS. The Company is duly qualified to do business as a foreign corporation and on the Final Closing Date will be in good standing in Massachusetts and in each jurisdiction in which the nature of the business conducted, or as proposed to be conducted in the CTS, by it or the properties owned, leased or operated by it, makes such qualification or licensing necessary and where the failure to be so qualified or licensed would have a material adverse effect upon the business, operations or financial condition of the Company.

         (c)Capitalization and Voting Rights. The authorized, issued and outstanding capital stock of the Company, as of the date of the CTS, is as set forth in the CTS under the heading "Equity Capitalization and Indebtedness"; all issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. Except as set forth in the CTS, as of the date of the CTS, there are no outstanding options (except those approved by the Board of Directors of the Company for issuance under the Company's employee stock option plan), warrants, agreements, convertible securities, preemptive rights or other rights to subscribe for or to purchase any shares of capital stock of the Company. Except as set forth in the CTS, in the Unit Purchase Agreements and as otherwise required by law, there are no restrictions upon the voting or transfer of the Transfer Restricted Securities (as defined in the Unit Purchase Agreement) pursuant to the Company's Certificate of Incorporation, as amended (the "CERTIFICATE OF INCORPORATION"), By-laws or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

         (d)Subsidiaries and Investments. Other than as disclosed in the CTS, the Company does not own, directly or indirectly, capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity.



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Pillar Investments Ltd.
January 15, 1998
Page 7


         (e)Authorization; Enforceability. The Company has the corporate power and authority to enter into each of the Offering Documents to which it is a party and to consummate the transactions contemplated thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the execution, delivery and performance of the Offering Documents to which it is a party by the Company, the sale, issuance and delivery of the Units contemplated by such Offering Documents and the performance of the Company's obligations under such Offering Documents has been taken, including requisite approval of such documents and the transactions contemplated thereunder by the members of the Company's Board of Directors who are not affiliates of the Placement Agent. The Offering Documents to which the Company is a party have been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. Upon the issuance and delivery of the securities contemplated to be sold pursuant to the Offering Documents and the Registrable Securities, as contemplated by the Offering Documents, (collectively, the "OFFERING SECURITIES") such securities will be duly and validly authorized and issued, fully paid and nonassessable. The issuance and sale of the Offering Securities will not give rise to any preemptive rights or rights of first refusal on behalf of any person. The Company has full corporate power and lawful authority to authorize, issue and sell the Units to be sold to the Purchasers and the securities underlying the Units. No consent is required by the Company or from any third party (other than the Securities and Exchange Commission and state blue sky authorities, but only insofar as such consent relates to the Company's obligation to register the Registrable Securities (as defined in the Unit Purchase Agreements)) to perform any of the Company's obligations under the Offering Documents. Any increase to the number of authorized shares of Common Stock will require, among other things, the approval of the holders of a majority of the outstanding Common Stock of the Company.

         (f)Financial Statements. The Company's financial statements contained in the Offering Documents have been prepared in conformity with generally accepted accounting principles consistently applied and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon and present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated, subject in the case of unaudited interim financial statements, to normal year-end adjustments.


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Pillar Investments Ltd.
January 15, 1998
Page 8

        (g)No Conflict; Governmental Consents.

               (1)The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated by the Offering Documents will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation or By-laws of the Company, and will not conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a material default under, any material lease, loan agreement, mortgage, security agreement, note, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject nor result in the creation or imposition of any lien upon any of the properties or assets of the Company other than in favor of the Secured Party.

               (2)No consent, approval, authorization or other order of any governmental authority or other third-party under any material agreement to which the Company is a party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issuance and sale of the Units, except such as have already been obtained and such filings as may be required to be made and have been made with the Securities and Exchange Commission and with any state or foreign "blue sky" or securities regulatory authority.

        (h)Governmental Authorizations. Except as set forth in the CTS, the Company has, on the date hereof and, with respect to the First Offering, on the First Final Closing Date, and with respect to the Second Offering, as of each Closing Date, all material licenses, permits and other governmental authorizations currently required for the conduct of its business or ownership of properties and is in all material respects complying therewith.

        (i)Litigation. Except as set forth in the CTS, on the date hereof and, with respect to the First Offering, on the First Final Closing Date, and with respect to the Second Offering, as of each Closing Date, the Company knows of no pending or, to the knowledge of the Company, threatened legal or governmental proceedings against the Company which could materially adversely affect the
business,   financial  condition  or  operations  of  the  Company  (other  than proceedings with respect to overdue trade payables not exceeding $8 million, which payables were incurred in the ordinary course of business).

        (j)Accuracy of Reports. All reports required to be filed by the Company since and including the most recent filing of the Company's Annual Report on Form 10-K, to and including, with respect to the First Offering, the First Final Closing Date, and with respect to the Second Offering, as of each Closing Date, have been duly filed with the Securities and Exchange Commission, complied at the time of filing in all material respects with the requirements of their


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Pillar Investments Ltd.
January 15, 1998
Page 9


respective forms and were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (k)Investment Company. The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

         (l)CTS Disclosure. No information set forth in the Term Sheet contains, as of the date hereof or, with respect to the First Offering, on the First Final Closing Date, and with respect to the Second Offering, as of each Closing Date, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (m)Reservation of Shares. The Company shall at all times reserve and keep available, out of its authorized and unissued shares of Series B Preferred Stock ("Conversion Securities") and Common Stock, solely for the purpose of effecting the conversion of the Notes and the exercise of the Placement and Advisory Warrants (as defined in Section 5(j) below), and exercise of the Offering Warrants, such number of shares of its Conversion Securities and Common Stock free of preemptive rights as shall be sufficient to effect the conversion of all Notes from time to time outstanding, and the exercise of all Placement, Advisory and Offering Warrants from time to time outstanding. The Company shall use its best efforts from time to time, in accordance with the laws of the State of Delaware to increase the authorized number of shares of Conversion Securities and/or Common Stock if at any time the number of shares of authorized, unissued and unreserved shares of Conversion Securities and/or Common Stock shall not be sufficient to permit the conversion of all the then-outstanding Notes and the exercise of all the then-outstanding Placement, Advisory and/or Offering Warrants. The Company shall not issue any Conversion Securities other than to effect the conversion of the Notes or accrued interest thereon, Conversion
Securities sold in lieu of Notes in the Offering and Conversion Securities issuable upon exercise of Placement and Advisory Warrants or applicable Offering Warrants.

         (n)Transfer Taxes. The Company shall pay any and all issue or other taxes (but in no event income taxes) that may be payable in respect of any issue or delivery of shares of Conversion Securities or Common Stock on conversion of the applicable Offering Securities. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Conversion Securities or Common Stock (or other securities or assets) in a name other than that in which the Notes so converted, or the applicable Offering Securities so exercised, were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.


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Pillar Investments Ltd.
January 15, 1998
Page 10


         (o)Proprietary Rights. Except, with respect to the First Offering, as has been or will be reflected in the CTS #1 prior to the First Final Closing Date or, with respect to the Second Offering, in CTS # 2 with respect to any Closing, or as reflected in an opinion letter provided by patent counsel under
Section 4(b)(vi) below in connection with any relevant Closing, the Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, trade secrets, processes, mask works, licenses, inventions, formulations, technology and know-how and other intangible property used or proposed to be used in the conduct of its business as described in, or contemplated by, the CTS (the "PROPRIETARY RIGHTS"). Except, with respect to the First Offering, as has been or will be reflected in the CTS #1 prior to the First Final Closing Date or, with respect to the Second Offering, in CTS # 2 with respect to any Closing, the Company or the entities from whom the Company has acquired rights has taken all necessary action to protect all of the Company's Proprietary Rights. Except, with respect to the First Offering, as has been or will be reflected in the CTS #1 prior to the First Final Closing Date or, with respect to the Second Offering, in CTS # 2 with respect to any Closing: the Company has not received any notice of, and there are not any facts known to the Company that indicate the existence of (i) any infringement or misappropriation by any third party of any of the Proprietary Rights or (ii) any claim by a third party contesting the validity of any of the Proprietary Rights; the Company has not received any notice of any infringement, misappropriation or violation by the Company or any of its employees of any Proprietary Rights of third parties, and, to the best of the Company's knowledge, neither the Company nor any of its employees has infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties; and, to the best of the Company's knowledge, no infringement, illicit copying, misappropriation or violation of any intellectual property rights of any third party by the Company has occurred or will occur with respect to any products currently being sold by the Company or with respect to any products currently under development by the Company or with respect to the conduct of the Company's business as currently contemplated. Except, with respect to the First Offering, as has been or will be reflected in the CTS #1 prior to the First Final Closing Date or, with respect to the Second Offering, in CTS # 2 with respect to any Closing, the Company is not aware that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, which would interfere with the use of the employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as currently conducted or as proposed to be conducted. To the best of the Company's knowledge, as of the Final Closing Date, neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business, as currently conducted or as proposed to be conducted, will conflict with, or result in, a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. In addition, as of the Final Closing Date, all employees are required to assign intellectual property rights to the Company.


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Pillar Investments Ltd.
January 15, 1998
Page 11


3.Representations,   Warranties  and  Covenants  of  the  Placement  Agent.  The
Placement Agent represents, warrants and covenants as follows:

         (a)The Placement Agent is duly organized and validly existing and in good standing as a corporation under the laws of the country of Isle of Man with full and adequate power and authority to enter into and perform this Agreement.

         (b)In offering the Units, the Placement Agent shall deliver (or direct the Company to deliver) to each prospective purchaser, prior to the Company's acceptance of any subscription from such prospective purchaser, the appropriate Offering Documents. The Placement Agent will not engage in a general solicitation or employ general advertising in connection with the Offering.

         (c)The Placement Agent shall conduct the Offering and ensure that its designees and any Selected Dealers designated by the Placement Agent conduct the Offering in compliance with applicable United States securities laws, so as to preserve the exemption provided under Regulation S under the Act and any applicable rules or regulations promulgated thereunder, and the securities laws of any other relevant jurisdictions. The Placement Agent agrees that all offers and sales of Units or any securities constituting or underlying such Units made by it pursuant to the Offering Documents prior to the expiration of the one year distribution compliance period set forth in Rule 903(c)(3)(iii) of Regulation S under the Act shall be made only in accordance with either (i) the provisions of Rule 903 or 904 of Regulation S under the Act, (ii) pursuant to registration of the such securities under the Act, or (iii) pursuant to an available exemption from the registration requirements of the Act. The Placement Agent further agrees (and agrees that it will require any "distributor" as defined in Rule 903 of Regulation S under the Act to so agree in writing) (i) not to engage in hedging transactions with regard to the Units or any securities constituting or underlying the Units prior to the expiration of the distribution compliance period specified in Rule 903(b)(2) or (b)(3), as applicable, unless in compliance with the Act, and (ii) with respect to sales of securities to distributors, dealers (as defined in section 2(a)(12) of the Act), or a person receiving a selling concession, fee or other remuneration, prior to the expiration of the one-year distribution compliance period, to send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to the Placement Agent. The final acceptance of any subscription shall be made only after the Company has reviewed the Unit Purchase Agreement and agreed to such final acceptance and determination as to the status of such subscriber which such acceptance and determination shall remain solely the responsibility of the Company.


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Pillar Investments Ltd.
January 15, 1998
Page 12


4.Closing; Placement and Fees.

         (a)Closing. The Placement Agent may conduct, in its sole discretion, closings (the date of each a "CLOSING DATE") at the offices of the Placement Agent, 28 Avenue de Messine, 75008 Paris, France, until the Final Closing Date. On each Closing Date, payment for the Units issued and sold by the Company shall be made to the Company in immediately available funds against delivery of certificates evidencing the applicable Offering Securities comprising such Units.

         (b)Conditions to Placement Agent's Obligations. The obligations of the Placement Agent hereunder are subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of each Closing Date occurring on and after April 1, 1998, to the performance by the Company of its obligations hereunder and to the following additional conditions:

               (i)Due Qualification or Exemption. The Offering contemplated by this Agreement shall become qualified or be exempt from qualification under the securities laws of the applicable jurisdictions not later than the Closing Date, subject to any filings to be made thereafter;

               (ii)No Material Misstatements. Neither the Offering Documents, nor the CTS, nor any supplement thereto, will contain an untrue statement of a fact which in the opinion of the Placement Agent is material, or omit to state a fact, which in the opinion of the Placement Agent is material and is required to be stated therein, or is, in the opinion of the Placement Agent, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (iii)Compliance with Agreements. The Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the Offering Documents at or prior to such Closing;

               (iv)Corporate Action. The Company shall have taken all corporate action necessary to permit the valid execution, delivery and performance of the Offering Documents by the Company, including, without limitation, obtaining the approval of both the Company's Board of Directors and the members of the Company's Board of Directors unaffiliated with the Placement Agent for the execution and delivery of the Offering Documents and the performance by the Company of its obligations hereunder and the offering contemplated hereby;

               (v)Opinion of Counsel to the Company. The Placement Agent shall receive the opinion of counsel to the Company (stating that each of the Purchasers acquiring shares at such Closing Date may rely thereon as though addressed directly to such Purchaser), dated as of the applicable Closing Date, in form and substance satisfactory to the Placement Agent and its counsel.

               (vi)Opinion of Patent Counsel. The Placement Agent shall receive (unless waived


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Pillar Investments Ltd.
January 15, 1998
Page 13


in writing by the Placement Agent) the opinion of patent counsel to the Company (which counsel shall be satisfactory to the Placement Agent), dated the Closing Date in the form and substance satisfactory to counsel for the Placement Agent.

               (vii)Officer's  Certificate.  The  Placement  Agent shall receive
(unless waived by the Placement Agent) an Officer's Certificate and a Secretary's Certificate in form and substance satisfactory to the Placement Agent and its counsel, signed by the appropriate parties and, with respect to the First Offering, dated as of the First Final Closing Date, and with respect to the Second Offering, dated as of each relevant Closing. These certificates shall state, among other things, that the representations and warranties contained in Section 2 hereof are true and accurate in all respects at such applicable Closing Date with the same effect as though expressly made at such Closing Date.

               (viii)Escrow Agreement. The Placement Agent shall receive a copy of a duly executed Escrow Agreement with MeesPiersen (Cayman) Limited.


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Pillar Investments Ltd.
January 15, 1998
Page 14


        (c)Placement Fees and Expenses.

               (i)Simultaneously with payment for and delivery of the Units at each Closing by Purchasers, as provided in paragraph 4(a) above, the Company shall at such Closing pay to the Placement Agent a commission (the "CASH COMMISSION") equal to nine percent (9%) of the aggregate purchase price of the Units sold to Purchasers at such Closing and (ii) the Expense Allowance (as defined in Section 5(b)). The Company shall also pay all expenses in connection with the qualification of the Units under the securities laws of foreign jurisdictions which the Placement Agent shall designate. If, with respect to the First Offering, the Alternative Offering (as defined in CTS #1) does not occur, upon each Closing of the sale of the Units being offered to Purchasers, the Company will sell to the Placement Agent and/or its designees, for $.001 per warrant, additional warrants to acquire a number of newly issued Units equal to ten percent (10%) of the number of Units issued to Purchasers in the Offering, exercisable for a period of seven (7) years commencing six (6) months after the Final Closing Date at an exercise price equal to one hundred ten percent (110%) of the initial offering price of the Units ("ORIGINAL PLACEMENT WARRANTS"). However, with respect to the First Offering, if the Alternative Offering does occur, and with respect to the Second Offering, in all cases, then upon each Closing of the sale of the Units being offered to Purchasers, the Company will sell to the Placement Agent and/or its designees (in lieu of the Original Placement Warrants with respect to the First Offering), for $.001 per warrant, warrants to acquire a number of newly issued Common Stock equal to ten percent (10%) of the aggregate number of shares of Common Stock (excluding Common Stock underlying the Offering Warrants) included, with respect to the First Offering, in the Alternative Equity Units (as described in the Supplement) placed by the Placement Agent (including shares of Common Stock issued in exchange for Units which included Notes), and with respect to the Second Offering, in the Units, in each case exercisable for a period of five (5) years commencing, with respect to the First Offering, on the Alternative Equity Financing Closing Date, and with respect to the Second Offering, on the Final Closing Date, in each case at an exercise price equal to one hundred twenty percent (120%) of the relevant Common Stock Offering Price (such warrants, together, as applicable, with the Original Placement Warrants, the "PLACEMENT WARRANTS"). The previous sentence or anything else in this Agreement notwithstanding, in no event shall the Placement Agent be permitted to receive compensation in excess of the level which was approved by the holders of the 9% Notes pursuant to the Consent referred to under the heading "Offering Summary - Terms of the Securities - Terms of the Offering Notes - Subordination Agreements" in CTS #1. The Company shall register the Common Stock underlying the Placement Warrants for resale under the Act in a Registration Statement as defined in the Unit Purchase Agreements. The Company agrees with the Placement Agent and its successors and assigns that the securities underlying the Placement Warrants will not be subject to redemption by the Company nor will they be callable or mandatorily convertible by the Company. The Placement Warrants will contain a cashless exercise feature, a provision for payment of the exercise price by promissory note and antidilution provisions (which shall not be more favorable to the Placement Agent than those applicable to the Notes, the Series B Preferred and the Offering Warrants). Notwithstanding the foregoing, the Company may cause the


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Pillar Investments Ltd.
January 15, 1998
Page 15


Placement Warrants to be exercised if the Closing Bid Price of the Common Stock (as defined in the Certificate of Designations for the Series A Preferred) shall have exceeded thirty dollars ($30.00) for at least twenty (20) trading days in any thirty (30) consecutive trading day period ending three (3) days prior to the date of notice of exercise. The Placement Warrants cannot be transferred, sold, assigned or hypothecated for six (6) months except that they may be assigned in whole or in part during such period to any NASD member participating in the Offering or any officer, employee, associate or affiliate of the Placement Agent or any such NASD member.

               (ii)The Cash Commission, Expense Allowance, and Placement Warrants and Advisory Warrants, as applicable (as defined in subsection 5(j) and as set forth in this Agreement) shall be paid to the Placement Agent with respect to any investment by any investors introduced to the Company by the Placement Agent ("COVERED INVESTORS") in the event that any such Covered Investor purchases securities from the Company during the twelve (12) months following the Final Closing Date of the Offering.

        (d)No Adverse Changes. There shall not have occurred, at any time prior to the Closing (i) any domestic or international event, act or occurrence which has disrupted, or in the Placement Agent's determination will in the immediate future disrupt, the securities markets of the United States; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market, or in the over-the-counter market; (iii) any outbreak of major hostilities or other national or international calamity; (iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, financial condition or prospects of the Company; or (viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agent's reasonable judgment, makes it inadvisable to proceed with the offering, sale, and delivery of the Units.

5.Covenants of the Company.

        (a)Use of Proceeds. Subject to Section 5(q) below, the net proceeds of the Offering will be used by the Company substantially as set forth in the CTS.

        (b)Expenses of Offering. The Company shall be responsible for, and shall bear all expenses directly and necessarily incurred in connection with, the Offering, including but not limited to the costs of preparing, printing and delivering the CTS and all exhibits thereto to the Placement Agent; the costs of preparing, printing and filing with the Securities and Exchange Commission the Registration Statement and amendments, post-effective amendments and supplements thereto; preparing, printing and delivering exhibits thereto and copies of the preliminary, final and supplemental prospectus; preparing, printing and delivering all selling

Pillar Investments Ltd.
January 15, 1998
Page 16


documents, including but not limited to this Agreement, the CTS, Unit Purchase Agreements, and stock certificates; and fees and disbursements of the transfer agent (collectively, the "COMPANY EXPENSES"). The Company shall pay to the Placement Agent a non-accountable expense allowance equal to four percent (4%) of the total proceeds of the Offering (the "EXPENSE ALLOWANCE") to cover the cost of Placement Agent's mailing, telephone, telegraph, travel, due diligence meetings and other similar expenses including legal fees and costs of the Placement Agent's counsel. Such pre-paid expense allowance shall be non-refundable. In addition to the foregoing, the Company shall pay for all due diligence expenses ("DUE DILIGENCE EXPENSES") resulting from due diligence conducted by the Placement Agent or its agents or employees regarding the Company, including, without limitation, any Due Diligence Expenses that are Company Expenses (which shall not be covered by the non-accountable Expense Allowance) and/or consultants retained by the Placement Agent to conduct due diligence. If the proposed Offering is not completed because of a breach by the Company of any covenants, representations or warranties contained herein, the Company shall pay to the Placement Agent, as the case may be, a fee of five hundred thousand dollars ($500,000) (in addition to the Company Expenses and Due Diligence Expenses for which the Company shall in all events remain liable).

        (c)Regulation S Compliance. The Company will comply in all respects with the terms and conditions of Regulation S with respect to the sale of the Units and exercise of any rights with respect to the securities constituting or underlying such Units, pursuant to the Offering Documents, including the requirements under Rule 903(b)(iii)(B)(4) under Regulation S to refuse to recognize securities transfers under certain circumstances.

        (d)Notification. The Company shall notify the Placement Agent immediately, and in writing, (A) when any event shall have occurred during the period commencing on the date hereof and ending on the Final Closing Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and (B) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Units, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and the Placement Agent so requests, to obtain the lifting thereof as promptly as possible.

        (e)Registration Statement Filing. The Company will file the Registration Statement as required under Section 12 of the Unit Purchase Agreement

        (f)Press Releases, Etc. Except as otherwise required by applicable law or the rules of a regulatory body, the Company shall not, during the period commencing on the date hereof and ending thirty (30) days after the Final Closing Date, issue any press release or other communication, make any written or oral statement to any media organization or publication or


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Pillar Investments Ltd.
January 15, 1998
Page 17


hold any press conference, presentation or seminar, or engage in any other publicity with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without the prior consent of the Placement Agent, which consent shall not be unreasonably withheld. Upon the request of the Placement Agent, the Company shall make a Rule 135(c) (under the Act) announcement with respect to the commencement of the Offering.

        (g)Public Documents. Following the Final Closing Date of the Offering, the Company will furnish to the Placement Agent: (i) as soon as practicable (but in the case of the annual report of the Company to its stockholders, within one hundred twenty (120) days after the end of each fiscal year of the Company) one copy of: (A) its annual report to its stockholders (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K, (C) each of its quarterly reports to its stockholders, if any, and if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q, (D) each of its current reports on Form 8-K, and (E) a copy of the full Registration Statement, (the foregoing, in each case, excluding exhibits); and
(ii) upon reasonable request, all exhibits excluded by the parenthetical to the immediately preceding clause 5(h)(i)(E) and any other information that is generally available to the public. In addition, the Company upon reasonable request will meet with the Placement Agent or its representatives to discuss all information relevant for disclosure in any Registration Statement covering shares purchased by Purchasers from the Company and offered by them for resale and will cooperate in any reasonable investigation undertaken by the Placement Agent for the purpose of confirming the accuracy of the Registration Statement, including the production of information at the Company's offices.

        (h)Restrictions on Securities. During the thirty-six (36) month period following the Final Closing Date, the Company will not extend the expiration date or decrease the exercise price of any options, warrants, convertible securities or other similar security purchase rights without the prior written consent of the Placement Agent.

        (i)Listing. Following any listing of the Company's securities on any national market exchange, the Company will use its best efforts to promptly file an application for listing of additional shares with the applicable exchange and/or to take any other necessary action to enable the Unit-Underlying-Common Stock (as defined in the Unit Purchase Agreement) to trade on such market.

        (j)Financial Advisory Agreement. Prior to the Final Closing Date, the Company and the Placement Agent will enter into an advisory agreement (the "FINANCIAL ADVISORY AGREEMENT"). In no event shall the Placement Agent be permitted to receive compensation in excess of the level which was approved by the holders of the 9% Notes pursuant to the Consent referred to under the heading "Offering Summary - Terms of the Securities - Terms of the Offering Notes -

Pillar Investments Ltd.
January 15, 1998
Page 18


Subordination  Agreements"  in CTS #1. In addition,  if the  Alternative  Equity
Financing does take place, upon the execution of the Financial Advisory Agreement, the Company will sell to the Placement Agent and/or its designees, for $.001 per warrant, warrants (the "ADVISORY WARRANTS", and together with the Placement Warrants, the "PLACEMENT AND ADVISORY WARRANTS") to acquire such number of shares of Common Stock equal to fifteen percent (15%) of the number of shares of Common Stock included in Units (excluding Common Stock underlying the Offering Warrants) received by Purchasers who exchange Units comprised of Notes for Units consisting of Common Stock and Alternative Equity Warrants, exercisable for a period of five (5) years commencing on the Alternative Equity Financing Date at an exercise price equal to $2.40.

        (k)Consulting/Restructuring Fee. The Placement Agent shall be entitled to receive a consulting/restructuring fee of $960,000 payable in the Common Stock of the Company and valued at the market price and payable in three (3) equal installments when aggregate net proceeds of $25,000,000, $30,000,000 and $35,000,000 are received by the Company under private placements by the Company completed in 1998 to the extent contemplated by the Consent dated January 12, 1998 given by certain 9% Noteholders of the Company (including the First Offering) and/or pursuant to the Second Offering. The parties hereto acknowledge and agree that as of the commencement of the Second Offering the gross proceeds from such private placements aggregate approximately $19.3 million. Such fee shall be contingent upon the Company's receipt of an opinion as to the fairness to the Company of such payment from a financial point of view issued by an investment banking firm, appraisal firm or accounting firm, in each case of national standing. The Company, at its sole expense, shall use commercially reasonable efforts to secure such opinion as promptly as possible following the execution of this Agreement and shall coordinate and cooperate with and will furnish such information as is reasonably requested to such investment banking firm, appraisal firm or accounting firm in connection with such fairness opinion.

        (l)Company Insiders. Officers, directors or principal stockholders of the Company may invest in the Offering. Any such investments will be included in calculating whether the 20 Units have been sold in the Minimum Offering, whether the 400 or 150 (as applicable) Units have been sold in the Maximum Offering, and whether the applicable Units have been sold pursuant to the Placement Agent's Option.

        (m)Placement Agent Insiders. Certain affiliates of the Placement Agent may purchase Units in the Offering. Affiliates of the Placement Agent will purchase Units net of cash commissions and the Expense Allowance. Accordingly, the Placement Agent will not receive a commission, nor the Expense Allowance, on the Units purchased by its affiliates, and the Company will receive net proceeds equivalent to the net proceeds received from the purchase of Units by persons not affiliated with the Placement Agent. Any such investments by affiliates of the Placement Agent will be included in calculating whether the 20 Units have been sold in the Minimum Offering, whether the 400 Units have been sold in the Maximum Offering (or 150 Units contemplated for the Second Offering), and whether the applicable Units have been sold pursuant to the Placement Agent's Option.


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Pillar Investments Ltd.
January 15, 1998
Page 19


        (n)Subscription Checks. All subscription checks and funds shall be promptly and directly delivered without offset or deduction to the bank account at the Escrow Agent described in the Escrow Agreement.

        (o)No Statements. Except as otherwise required by law, the Company shall not use the name of the Placement Agent or any officer, director, employee or shareholder thereof without the express written consent of the Placement Agent.

        (p)Company Advisors. The Company covenants and represents that it shall immediately notify its independent accountants and patent, regulatory and outside corporate counsel of the pendency of the Offering and that comfort letters and legal opinions will be required prior to any closing. The Company agrees and represents that it will provide (i) preliminary drafts of the CTS to such firms for their review and comment and (ii) final drafts of the CTS to such firms immediately upon its completion.

        (q)Placement Agent Approval Rights. The Company, without the prior written consent of the Placement Agent, shall not use any of the proceeds of the Offering (A) to repay any indebtedness of the Company, including but not limited to any indebtedness to officers, employees, directors or principal stockholders of the Company, except for indebtedness existing as of November 5, 1997 as set forth on a schedule developed by the Company and agreed to by the Placement Agent and except for equipment lease lines secured solely by the underlying equipment and except for payments required to be made to Silicon Valley Bank under the Loan and Security Agreement dated as of December 31, 1996 between the Company and Silicon Valley Bank, and as subsequently amended (the "LOAN
AGREEMENT"), or (B) to redeem, repurchase or otherwise acquire any equity security of the Company. The Company shall not, without the prior written consent of the Placement Agent: (x) incorporate, acquire, dissolve or dispose of any subsidiary company; (y) enter into or execute any transactions with affiliates of the Company; or (z) issue any debt securities of the Company except for equipment lease lines secured solely by the underlying equipment.


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Pillar Investments Ltd.
January 15, 1998
Page 20




6.Indemnification.

        (a)The Company agrees to indemnify and hold harmless the Placement Agent and each Selected Dealer, if any, and their respective partners, affiliates, shareholders, directors, officers, agents, advisors, representatives, employees, counsel and controlling persons within the meaning of the Act (a "PILLAR INDEMNIFIED PARTY") against any and all losses, liabilities, claims, damages and expenses whatsoever (and all actions in respect thereof), and to reimburse such Pillar Indemnified Party for legal fees and related expenses as incurred (including, but not limited to the costs of giving testimony or furnishing documents in response to a subpoena or otherwise, the costs of investigating, preparing, pursuing or defending any such action or claim whether or not pending or threatened and whether or not the Placement Agent or any Pillar Indemnified Party is a party thereto), insofar as such losses, liabilities, claims, damages or expenses arise out of, relate to, are incurred in connection with, or are in any way a result of, (i) the engagement of the Placement Agent pursuant to this Agreement and in connection with the transactions contemplated by this Agreement and the other Offering Documents (the "ENGAGEMENT"), including any modifications or future additions to such Engagement and related activities prior to the date hereof, (ii) any act by the Placement Agent or any Pillar Indemnified Party taken in connection with the Engagement, (iii) a breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement,
(iv) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in connection with the sale of the Units, or (v) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Pillar Indemnified Party in writing specifically for use in the Offering Documents or (B) the gross negligence or willful misconduct of such Pillar Indemnified Party, but only to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, liability, claim, damage and expense resulted directly from the gross negligence or willful misconduct of such Pillar Indemnified Party.

        (b)The Company agrees to indemnify and hold harmless a Pillar Indemnified Party to the same extent as the foregoing indemnity, and subject to the limitations set forth therein, against any and all loss, liability, claim, damage and expense whatsoever directly arising out of the exercise by any person of any right under the Act or the Exchange Act or the securities or Blue Sky laws of any state or similar laws of jurisdictions outside of the United States, as applicable, on account of violations of the representations, warranties or agreements set forth in Section 2 hereof.


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Pillar Investments Ltd.
January 15, 1998
Page 21


        (c)The Placement Agent agrees to indemnify and hold harmless the Company, the Company's directors, officers, employees, counsel, advisors, representatives and agents and controlling persons within the meaning of the Act (a "COMPANY INDEMNIFIED PARTY") and each and all of them, to the same extent as set forth in Section 6(a) of the foregoing indemnity from the Company to the Placement Agent, but only (a) with reference to information, relating to the Placement Agent, furnished in writing to the Company by the Placement Agent specifically for inclusion in the Offering Documents or (b) to the extent that any losses, claims, damages, and liabilities in respect of which indemnification is claimed are finally judicially determined to have resulted primarily and directly from the bad faith or gross negligence of the Placement Agent.

        (d)The Placement Agent agrees to indemnify and hold harmless a Company Indemnified Party to the same extent as the foregoing indemnity, and subject to the limitations set forth therein, against any and all loss, liability, claim, damage and expense whatsoever directly arising out of the exercise by any person of any right under the Act or the Exchange Act or the securities or Blue Sky laws of any state or similar laws of jurisdictions outside of the United States, as applicable, on account of material violations of the representations, warranties or agreements set forth in Section 3 hereof.

        (e)Promptly after receipt by a person entitled to indemnification pursuant to subsection (a), (b), (c) or (d) (an "INDEMNIFIED PARTY") of this Section of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against a person granting indemnification (an "INDEMNIFYING PARTY") under this Section, notify in writing the Indemnifying Party of the commencement thereof; but the omission so to notify the Indemnifying Party will not relieve it from any liability which it may have to the Indemnified Party otherwise than under this Section. In case any such action is brought against an Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation incurred at the request of the Indemnifying Party. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party if the Indemnifying Party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the fees and expenses of such counsel shall be at the expense of the Indemnifying Party if (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or Parties and the Indemnifying Party and, in the opinion of counsel of the Indemnified Party, a conflict of interest exists between such parties in which case the Indemnifying Party shall

Pillar Investments Ltd.
January 15, 1998
Page 22


not have the  right to  assume  the  defense  of such  action  on  behalf of the
Indemnified Party or Parties, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Indemnified Party or Parties. No settlement, compromise, consent to entry of judgment or other termination of any action (collectively, "TERMINATIONS") in respect of which an Indemnified Party may seek indemnification hereunder (whether or not such Indemnified Party is a party thereto) shall be made without the prior written consent of such Indemnified Party, which such consent may be withheld at the sole discretion of such Indemnified Party, provided, however, that the foregoing requirement of prior written consent for Terminations shall not apply to the Placement Agent's authority to agree to such Terminations without the prior written consent of any Pillar Indemnified Party, which authority shall remain unrestricted.

        (f)Notwithstanding  any  of  the  provisions  of  this  Agreement,   the
aggregate indemnification or contribution of the Placement Agent for or on account of any losses, claims, damages, liabilities or actions under this
Section 6, Section 7 or any other applicable section of this Agreement, shall not exceed the compensation received by it pursuant to Section 4 hereof. The respective indemnity and contribution agreements by the Company and the Placement Agent contained in subsections (a), (b), (c), (d) and (e) of this
Section 6 and Section 7, and the covenants, representations and warranties of the Company and the Placement Agent set forth in Sections 1, 2, 3, 4 and 5 shall remain operative and in full force and effect regardless of (i) any investigation made by the Placement Agent, on the Placement Agent's behalf or by or on behalf of any person who controls the Placement Agent, the Company or any controlling person of the Company or any director or officer of the Company,
(ii) acceptance of any of the Units and payment therefor or (iii) any termination of this Agreement, and shall survive the delivery of the Units, and any successor of the Placement Agent or of the Company or of any person who controls the Placement Agent or the Company, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Company and the Placement Agent contained in subsections (a), (b), (c) and (d) of this
Section 6 and Section 7 shall be in addition to any liability which the Company and the Placement Agent may otherwise have.

Pillar Investments Ltd.
January 15, 1998
Page 23


7.Contribution.

        (a)To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 6 but it is found in a final judicial determination, by a court of competent jurisdiction, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for the Company, or any controlling person of the Company), on the one hand, and the Placement Agent and any Selected Dealers (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. In no case shall the Placement Agent or a Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 4 hereof or the Selected Dealer agreement, as the case may be. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Placement Agent or a Selected Dealer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, stockholder, employee and agent of the Placement Agent or a Selected Dealer, shall have the same rights to contribution as the Placement Agent or the Selected Dealer, and each person, if any who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 7. Anything in this Section 7 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This
Section 7 is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

8.Miscellaneous.

        (a)Survival. Any termination of the Offering without any Closing shall be without obligation on the part of any party except that the provisions regarding fees and expenses contained in Section 5(b), the indemnification provided in Section 6 hereof and the contribution provided in Section 7 hereof shall survive any termination and shall survive any Closing.

        (b)Representations, Warranties and Covenants to Survive Delivery. Except as provided

Pillar Investments Ltd.
January 15, 1998
Page 24


in Section 8(a), the respective representations, warranties, indemnities, agreements, covenants and other statements of the Company and the Placement Agent as of the date hereof shall survive execution of this Agreement and delivery of the Units and the termination of this Agreement.

        (c)No Other Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

        (d)Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions.

        (e)Counterparts. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

        (f)Notices. Any communications specifically required hereunder to be in writing, if sent to the Placement Agent, will be mailed, delivered and confirmed to it at 28 Avenue de Messine, 75008 Paris France, Attn: Youssef El Zein, with a copy to Sachnoff & Weaver, Ltd., Suite 2900, 30 South Wacker Drive, Chicago, Illinois, 60606, Attn: Lance Rodgers, Esq. and if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Hybridon, Inc., 155 Fortune Boulevard, Milford, Massachusetts 01757, Attn: Chief Executive Officer, with a copy to Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10022, Attn: Monica C. Lord, Esq.

         (g) Termination. Subject to the general survival provisions contained in Sections 8(a) and 8(b) and, in the event of a termination by the Company, provided that the Company pays the five hundred thousand ($500,000) termination fee and expenses set forth in Section 5(b), this Agreement may be terminated by either party prior to the end of the Offering Period upon written notice to the other party.

         (h) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

         (i) Nothing contained herein or otherwise shall create a partnership or joint venture between the Placement Agent and the Company.

         (j) The headings and captions of the various subdivisions of this Agreement are for convenience or reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

Pillar Investments Ltd.
January 15, 1998
Page 25


If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

Very truly yours,

HYBRIDON, INC.



By: _____________________________
Name: ___________________________
Title: __________________________

Agreed to by:

PILLAR INVESTMENTS LTD.


By: _____________________________
Name: ___________________________
Title: __________________________